Exhibit 21.1
List of Subsidiaries
Ambassador Packaging Limited (UK)
Hexacomb Corporation (Illinois)
Jiffy Packaging Company Limited (UK)
Kobusch Packaging Egypt (Egypt)
MSP Schmeisser GmbH (Germany)
Pregis BV (Holland)
Pregis Canada, Corp. (Canada)
Pregis Corporation (Delaware)
Pregis GmbH (Germany)
Hexacomb S.A. (Spain)
Pregis Innovative Packaging Inc. (Delaware)
Pregis Kft. (Hungary)
Pregis (Italy) Holding S.r.l. (Italy)
Pregis (Luxembourg) Holding S.àr.l. (Luxembourg)
Pregis Management Corporation (Delaware)
Pregis Mexico, S. de R.L. de C.V. (Mexico)
Pregis (Netherlands) Holding B.V. (Netherlands)
Pregis NV (Belgium)
Pregis Rigid Packaging Limited (UK)
Pregis S.A.S. (France)
Pregis Servicio, S. de R.L. de C.V. (Mexico)
Pregis S.p.A. (Italy)
Pregis Sp. z o.o. (Poland)
Pregis (UK) Holding I Limited (UK)
Pregis (UK) Holding II Limited (UK)
Prvni Obalova Spol. S.R.O. (Czech Republic)
Sengewald Klinikprodukte GmbH) (Germany)
Kobusch-Sengewald GmbH (Germany)
Wellenfoam NV (Belgium)
Texsan Medical EOOD (Bulgaria)
Petroflax S.A. (Romania)
Besin International B.V. (Netherlands)
Besin B.V. (Netherlands)
Besin France S.A. (France)
Besin Amboise S.A. (France)
RLG IMMO s.c.a. (France)
RODA (France)
Pregis Deutschland Holding GmbH (Germany)
Pregis France Holding S.A.S. (France)
Pregis Polska Holding Sp. z o.o (Poland)